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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)   March 3, 1997
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                           Capitol Multimedia, Inc.
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(Exact name of registrant as specified in its charter)


Delaware                           0-20102                           52-1283993
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(State or other jurisdiction       (Commission                  (IRS Employer
of incorporation)               File Number)                Identification No.)


200 Baker Avenue, Suite 300
Concord, MA                                                               01760
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code    (508) 287-5888
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        (Former name or former address, if changed since last report.)


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ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS
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     On March 31, 1997, Capitol Multimedia, Inc. (the "Company") purchased all of the outstanding capital stock of Client Server Technologies, Inc. (CSTI), a Massachusetts-based, privately-held developer and integrator of supply-chain management software, for approximately $4.2 million. The consideration consisted of $1.17 million in cash, 1.2 million shares of unregistered common stock of the Company and seventeen separate promissory notes with an aggregate initial principal amount of $2 million. The registrant hereby incorporates by reference hereto a list of the individual promissory note holders and note amounts in
Exhibit 2.4, - Capitol Multimedia, Inc. - CSTI Promissory Note Holders. One of the notes, the initial principal amount of which is approximately $1.6 million, is payable to Mr. Paul Carr, former majority shareholder and president of CSTI, and is secured by selected assets of CSTI. The portion of Mr. Paul Carr's note that is due on December 31, 1998, and the other 16 promissory notes, which are due on the same date, are convertible into the Company's common stock at a conversion price of $3 per share.

     In determining the purchase price for the acquisition, the Company considered the nature and characteristics of the professional software market, as well as the market opportunities present in the supply-chain management software market. The purchase price was also determined by several factors, including, without limitation, the valuation of recent similar acquisitions; comparable industry multiples; potential product development; sales and marketing synergies between the two companies; combined revenue and earnings potential based on past and projected business; and the recent price for the Company's outstanding securities. The funds for the acquisition were obtained from available cash reserves, and operating cash flow from the combined businesses.

     All of the shareholders of CSTI received proceeds from the purchase. Two of the seventeen shareholders, Mr. Carr and Mr. Richard Sheflin, Vice President Research and Development, owned 61.3% and 19.1% of the CSTI stock, respectively. Pursuant to the employment agreement between the Company and Mr. Carr, dated March 31, 1997, Mr. Carr was granted an option to purchase 250,000 shares of the Company's common stock under the Company's Amended and Restated 1991 Non-Qualified Employee Stock Option Plan. The registrant hereby incorporates by reference hereto the information contained in Exhibit 2.5 - Agreement for the Acquisition of the Outstanding Stock of Client Server Technologies, Inc., by and between the Company and the selling shareholders of CSTI, dated March 31, 1997, which also contains an employment agreement between the Company and Mr. Carr whereby Mr. Carr agrees to serve as President of CSTI for a three-year term.

ITEM 5: OTHER EVENTS
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     On March 3, 1997, the Company's Board of Directors voted to extend the expiration of the Company's Series A Warrants until March 31, 1998. The Series A Warrants were scheduled to expire on March 31, 1997. The Company currently has 344,500 warrants outstanding. Each warrant entitles the holder to purchase 1.09 shares of common stock at an exercise price of $5.72 per share. The registrant hereby incorporates by reference hereto the information contained in









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Exhibit 20.15 - Press Release. "Capitol Multimedia, Inc. Announces Extension of
Series A Warrants," dated March 3, 1997.

ITEM 7: FINANCIAL STATEMENTS AND EXHIBITS
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(a.) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED
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     The registrant hereby incorporates by reference hereto the information contained in Exhibit 2.5 Agreement for the Acquisition of the Outstanding Stock of Client Server Technologies, Inc., Schedule 3.3(a) - Unaudited Income Statement and Balance Sheet as of December 31, 1995 and December 31, 1996.

(b.) PRO FORMA FINANCIAL STATEMENTS
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     Pursuant to Item 7(a)(4) of Form 8-K, any pro forma financial information will be filed pursuant to an amendment to this Form 8-K as soon as practicable (but not later than 60 days following the date on which this report was required to have been filed).

(c.) EXHIBITS
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     2.4   Capitol Multimedia, Inc. - CSTI Promissory Note Holders
     2.5 Agreement for the Acquisition of the Outstanding Stock of Client Server Technologies, Inc., by and between the Company and the selling shareholders of CSTI, dated March 31, 1997.
     99.14 Press Release. "Capitol Multimedia, Inc. Acquires Client Server Technologies, Inc.," dated March 31, 1997.
     99.15 Press Release. "Capitol Multimedia, Inc. Announces Extension of Series A Warrants," dated March 3, 1997.









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                                  SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CAPITOL MULTIMEDIA, INC.
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                                              (Registrant)

Date: April 11, 1997                    By: /s/ Edward Terino
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                                                Edward Terino
                                 Chief Financial Officer, Treasurer, Secretary


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                                  EXHIBIT INDEX

NUMBER                      DESCRIPTION OF EXHIBITS                        PAGE
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2.4        Capitol Multimedia, Inc. - CSTI Promissory Note Holders

2.5 Agreement for the Acquisition of the Outstanding Stock of Client Server Technologies, Inc., by and between the Company and the selling shareholders of CSTI, dated March 31, 1997.

99.14 Press Release. "Capitol Multimedia, Inc. Acquires Client Server Technologies, Inc.," dated March 31, 1997.

99.15      Press Release.  "Capitol Multimedia, Inc. Announces
           Extension of Series A Warrants," dated March 3, 1997.
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